Exhibit  10.8

                                   LexisNexis

RISK & INFORMATION ANALYTICS GROUP ADDITIONAL FORM - QUALIFIED ACCESS LEXISNEXIS RISK & INFORMATION ANALYTICS GROUP INC. ("LN") PROVIDES THE PRODUCTS AND SERVICES LISTED IN PART 6 (THE "LN SERVICES") OF THIS APPLICATION AND AGREEMENT ("AGREEMENT"). THE INFORMATION SUBMITTED ON THIS AGREEMENT WILL BE USED TO DETERMINE THE CUSTOMER'S (AS DEFINED IN PART 1 BELOW) ELIGIBILITY FOR ACCESSING THE LN SERVICES. LN RESERVES THE RIGHT TO REJECT THIS AGREEMENT WITHOUT REASON OR FOR ANY REASON WHATSOEVER, WITHOUT RECOURSE AGAINST LN, OR ANY OF ITS
EMPLOYEES, OFFICERS, DIRECTORS, AGENTS, AFFILIATES, OR OTHER DESIGNEES. ADDITIONALLY, CUSTOMER HEREBY AUTHORIZES LN TO INDEPENDENTLY VERIFY THE INFORMATION PROVIDED HEREIN AND PERFORM RESEARCH ABOUT THE INDIVIDUALS IDENTIFIED HEREIN.

PART 1:
SECTION A: COMPANY INFORMATION ("CUSTOMER")
Company Name:       Berman Marketing Group
Physical Address:   18500 Von Karman Suite 530
City:               Irvine  State:  CA:  Zip: 92612
Telephone:          949-250-9556 x136  Company Web Address:  www.bankfreedom.com

Product IP Address: [Confidential]
Product IP Range:   [Confidential]

COMPANY PRINCIPAL(S)
Last Name  Berman        First Name  Bruce   Middle Initial  B    Title  CEO
           ------------              ------                  ---         ---
Last Name  Christiansen  First Name  Robert  Middle Initial  B    Title  COO
           ------------              ------                  ---         ---


SECTION B: CUSTOMER ADMINISTRATOR OR MAIN CONTACT INFORMATION

[Confidential]

SECTION C:
Has Customer, Customer's agent, employee or user ever been subject to civil, criminal, or professional sanctions in their line of business? [ ] Yes [x] No If yes, please describe in detail and provide information about the corrective measure taken:

Has Customer, Customer's agent, employee or user been barred or prevented from conducting business in any jurisdiction (local, state or federal)?[ ] Yes [x] No If yes, please describe in detail and provide information about the corrective measure taken:

PART 2: BUSINESS INFORMATION (Customer must provide Business Documentation if applicable.)
[x] Publicly Traded Company     (Ticker Symbol BRMN Exchange OTC)
                                               ----          ---
[ ] Private Corporation  [ ] Sole Proprietor  [ ] Partnership / LLC  [ ] State
                                                                         of ____
No. of Employees 15     No. of years in business _________
                 --
Parent Company Berman Holdings, Inc.
               ---------------------

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PART 3: CREDIT CARD INFORMATION

[Confidential]

PART 4: DIRECT BILLING INFORMATION

[Confidential]

PART 5: ADDITIONAL BILLING INFORMATION

[Confidential]

PART 6: Available LN Services
SECTION A: PUBLIC RECORDS PRODUCTS
Accurint                      Accurint for LE        InstantID
Accurint for Collections      Accurint for LE Plus   InstantID CIP
Accurint for Government       Accurint for Legal     InstantID Q&A
Accurint for Government Plus  Anti-Money Laundering
                              Solutions              LN Vendor Screening
Accurint for Health Care      ChargebackDefender     RecoverScore
Accurint for Insurance        Collections Solutions  Risk Management Solutions
Accurint for Insurance Plus   FraudDefender          RiskWise Solutions

SECTION B: PUBLIC RECORDS BATCH PRODUCTS
LN Batch          _________ NCOA (Must submit PAF)
Accurint Batch

SECTION C: CONSUMER REPORT PRODUCTS
The LN Services described in these Sections C and D constitute Consumer Reports as defined in the Agreement. If Customer selects these Consumer Report services Customer certifies that it will only obtain a Consumer Report for a permissible purpose as defined by the
FCRA and similar laws.

Banko Collections Solutions  Full Service Screening  Specialty Screening
Express Screening **         OneScore                RiskView

** A non-refundable $25.00 Account Setup Fee shall be assessed to all Express Screening accounts.

SECTION D: CONSUMER REPORT BATCH PRODUCTS
Banko Batch

PART 7: PERMISSIBLE USE CERTIFICATION

[Confidential]

PART 8: QUALIFIED ACCESS

[Confidential]

PART 9: TERMS AND CONDITIONS

1. SCOPE OF SERVICES. LN agrees to provide the LN Services described in Schedule A to this Agreement to Customer. This Agreement shall encompass any and all delivery methods for the LN Services, including online, batch, XML, assisted searching, maching-to-machine searches, and any other means which may become available.

2. RESTRICTED LICENSE. LN hereby grants to Customer a restricted license to use the LN Services, subject to the restrictions and limitations set forth below:

(i) Generally. LN hereby grants to Customer a restricted license to use the LN Services solely for Customer's own internal business purposes. Customer represents and warrants that all of Customer's use of the LN Services shall be for only legitimate purposes, including those specified by Customer in connection with a specific information request, relating to its business and as otherwise governed by the Agreement. Customer shall not use the LN Services for marketing purposes or resell or broker the LN Services to any third party. Customer agrees that if LN de3termines or reasonably suspects that Customer is engaging in marketing activities, reselling or brokering the LN services' information, programs, computer applications, or data, or is otherwise biolating any provision of this Agreement, or any of the laws, regulations, or rules described herein, LN may take immediate action, including terminating the delivery of, and the license to use, the Ln Services. Customer shall not access the LN Services from Internet Protocol addresses located outside of the United States and its territories without LN's prior written approval, customer may not use data to create a competing product. Customer shall comply with all laws, regulations and and rules which may, in LN's opinion, govern the use of the LN Services and information provided therein. LN may at any time mask or cease to provide Customer access to any LN Services or portions thereof which LN may deem, in LN's sole discretion, to be sensitive or restricted information.

(ii) GLBA Data. Some of the information contained in the LN Services is "nonpublic personal information," as defined in the Gramm-Leach-Bliley Act, (15 U.S.C. 1601 et seq.) and related state laws (the "GLBA"), and is regulated by the GLBA ("GLBA Data"). Customer shall not obtain and/or use GLBA Data through the LN Services, in any manner that would violate the GLBA, or any similar state or local laws, regulations and rules. Customer acknowledges and agrees that it may be required to certify its permissible use of GLBA Data at the time it requests information in connection with certain LN Services. In addition, Customer agrees it will certify, in writing, its permissible uses of GLBA Data in Part 7 and recertify upon request by LN. Customer certifies with respect to GLBA data received through the LN Services that it complies with the Interagency Standards for Safeguarding Customer Information issued pursuant to the GLBA.

(iii) DPPA Data. Some of the information contained in the LN Services is "personal information," as defined in the Drivers Privacy Protection Act, (18 U.S.C. 2721, et seq.) and related state laws (the "DPPA"), and is regulated by the DPPA ("DPPA Data"). Customer shall not obtain and/or use DPPA Data through the LN Services in any manner that would violate the DPPA. Customer acknowledges and agrees that it may be required to certify its permissible use of DPPA Data at the time it requests information in connection with certain LN Services. In addition, Customer agrees it will certify, in writing, its permissible uses of DPPA Data in Part 7 and recertify upon request by LN.

(iv) National Change of Address Database. LN is a licensee of the United States Postal Services' NCOALINK database ("NCOA Database"). The information contained in the NCOA Database is regulated by the Privacy Act of 1974 and may only be used to provide a mailing list correction service for lists that will be used for preparation of mailings. If Customer receives all or a portion of the NCOA Database through the LN Services, Customer hereby certifies to LN that it will not use such information for any other purpose. Prior to obtaining or using information from the NCOA Database, Customer agrees to complete, execute and submit to LN the NCOA Processing Acknowledgement Form.

(v) Supplemental Terms. Certain materials contained within the LN Services are subject to additional obligations and restrictions. To the extent Customer receives such materials through the LN Services, Customer agrees to comply with the Supplemental Terms for Specific Materials contained at the following website: http://www.lexisnexis.com/terms/supplemental/ (the "Supplemental Terms"). The Supplemental Terms are hereby incorporated into this Agreement by reference.

(vi) Social Security and Driver's License Numbers. LN may in its sole discretion permit Customer to access Social Security Numbers or Driver's License Numbers (collectively "SSNs"). If Customer is authorized by LN to receive SSNs, and Customer obtains SSNs through the LN Services, Customer certifies it will not use the SSNs for any purpose other than as expressly authorized by LN policies. In addition to the restrictions on distribution otherwise set forth in Paragraph 3 below, Customer agrees that it will not permit SSNs obtained through the LN Services to be used by an employee or contractor that is not an authorized user with an authorized use. Customer agrees it will certify, in writing, its uses for SSNs and recertify upon request by LN. Customer may not, to the extent permitted by the terms of this Agreement, transfer SSNs via email or ftp without LN's prior written consent. LN may at any time and for any or no reason cease to provide SSNs to Customer.

(vii) Copyrighted Materials. Customer shall not remove or obscure the copyright notice or other notices contained on materials accessed through the LN Services.

(viii) FCRA Services. The following restricted license is conditionally granted for LN Services governed by the federal Fair Credit Reporting Act, (15 U.S.C. 1681, et seq.) ("FCRA"). These products are presently listed in Part 6, Sections C & D of this Agreement, but that list may be altered from time to time by LN. These products constitute consumer reports as defined by the FCRA ("Consumer Report"). Customer certifies that when using the Consumer Report LN Services, it will comply with all applicable provisions of the FCRA and all other applicable federal, state and local legislation, regulations and rules. Without limiting the generality of the foregoing, Customer certifies that (a) Customer will comply with all applicable provisions of the California Credit Reporting Agencies Act and any related regulations; and (b) Customer will comply with all Vermont statutes and regulations on fair credit reporting, including but not limited to, obtaining the consent of Vermont residents prior to obtaining any information on Vermont residents through these Consumer Report LN Services. In addition, Customer certifies it has a permissible purpose under the FCRA for obtaining a Consumer Report.

(ix) Public Records Products Services. The following restricted license is conditionally granted for LN Services NOT governed by the FCRA. These products are presently listed in Part 6, Sections A & B of this Agreement (the "Public Records LN Services"), but that list may be altered from time to time by LN. These products are not provided by "consumer reporting agencies," as that term is defined in the FCRA, and do not constitute Consumer Reports. Accordingly, (A) Customer certifies that it will not use any of the information it receives through these Public Records LN Services for any of the following purposes: (1) in connection with establishing a consumer's eligibility for credit or insurance to be used primarily for personal, family or household purposes or in connection with the review or collection of an existing credit account of a consumer; (2) for employment purposes; (3) in connection with a determination of a consumer's eligibility for a license or other benefit granted by a government agency; (4) as a potential investor or servicer, or current insurer, in connection with a valuation of, or assessment of credit or prepayment risks associated with, an existing credit obligation; or, (5) for any other purpose deemed to be a permissible purpose under the FCRA; (B) Customer may use, except as otherwise prohibited or limited by this Agreement, information received through these Public Records LN Services for the following purposes: (1) to verify or authenticate an individual's identity; (2) to prevent or detect fraud or other unlawful activity; (3) to locate an individual; (4) to review the status of a legal proceeding; or, (5) to decide whether to buy or sell consumer indebtedness in a commercial transaction; (C) specifically, if Customer is using these Public Records LN Services in connection with collection of a consumer debt on its own behalf, or on behalf of a third party, Customer shall not use these Public Records LN Services (1) to revoke consumer credit; (2) to accelerate consumer payment terms or otherwise change such terms in a manner adverse to a consumer;
(3) use LN information for the purpose of determining a consumer's collectability; and (D) Customer shall not take any "adverse action," as that term is defined in the FCRA, or otherwise act in a manner that is contrary to a consumer's interest unless the basis for doing so is information Customer obtains from a source other than these Public Records LN Services.

3. SECURITY. Customer acknowledges that the information available through the LN Services includes personally identifiable information, including without limitation, the information described in Part 8, Paragraph 2 hereof and it is Customer's obligation to keep all such accessed information secure. Accordingly, Customer shall (a) restrict access to LN Services to those employees who have a need to know as part of their official duties; (b) ensure that none of its employees shall (i) obtain and/or use any information from the LN Services for personal reasons, and (ii) transfer any information received through the LN Services to any party except as permitted hereunder; (c) unless otherwise agreed, keep all user identification numbers, and related passwords, or other security measures (collectively "Users IDs") confidential and prohibit the sharing of User IDs; (d) immediately notify LN to deactivate the User ID of any employee who no longer has a need to know, or for terminated employees on or prior to the date of termination; (e) in addition to any obligations under
Section 2, take all commercially reasonable measures to prevent unauthorized access to, or use of, the LN Services or data received therefrom, whether the same is in electronic form or hard copy, by any person or entity; (f) maintain and enforce data destruction procedures to protect the security and confidentiality of all information obtained through LN Services as it is being disposed; (g) unless otherwise required by law, purge all information received through the LN Services and stored electronically or on hard copy by Customer within 90 days of initial receipt; (h) be capable of receiving the LN Services where the same are provided utilizing "secure socket layer," or such other means of secure transmission as is deemed reasonable by LN; and (i) not access and/or use the LN Services via mechanical, programmatic, robotic, scripted or other automated search means, other than through batch or machine-to-machine applications approved by LN. Customer will implement policies and procedures to prevent unauthorized use of User IDs and the LN Services and will immediately notify LN, in writing to the LN Legal Department at 6601 Park of Commerce Blvd., Boca Raton 33487, if Customer suspects that a User ID or the LN Services are lost, stolen, compromised, or misused, and Customer shall reimburse LN for any expenses incurred due to Customer's failure to prevent unauthorized use of User IDs and the LN Services. If Customer discloses to LN "nonpublic personal information" (as such term is defined in the GLBA 6809 (4)) about its customers and consumers ("Customer NPI") pursuant to the terms of this Agreement, LN agrees: (i) to maintain the confidentiality of all Customer NPI; and (ii) not to disclose or use Customer NPI except in the performance of its obligations pursuant to this Agreement or in connection with judicial or government proceedings pursuant to applicable law. In addition, LN has implemented appropriate measures designed to meet the objectives of the Interagency Guidelines. Notwithstanding the foregoing, Customer acknowledges that Customer may provide information to LN that constitutes Customer NPI but which is duplicative of information that LN has lawfully received from other sources free of any obligation of confidence. In such event, Customer acknowledges that this will not prohibit LN from using and disclosing such information from such other sources so long as LN does not state or imply that Customer was the source of such information. Customer also acknowledges that, to the extent permitted by law, LN may track the number of inquiries it receives concerning a consumer and track the industry category from which each such inquiry was submitted and may use such data in any lawful manner.

4. PERFORMANCE. LN will use reasonable efforts to deliver the LN Services requested by Customer and to compile information gathered from selected public records and other sources used in the provision of the LN Services; provided, however, that the Customer accepts all information "AS IS." Customer acknowledges and agrees that LN obtains its data from third-party sources, which may or may not be completely thorough and accurate, and that Customer shall not rely on LN for the accuracy or completeness of information supplied through the LN Services. Customer understands that Customer may be restricted from accessing certain LN Services which may be otherwise available. LN reserves the right to add materials and features to, and to discontinue offering any of the materials and features that are currently a part of, the LN Services. In the event that LN discontinues a material portion of the materials and features that Customer regularly uses in the ordinary course of its business, and such materials and features are part of a flat fee subscription plan to which Customer has subscribed, LN will, at Customer's option, issue a prorated credit to Customer's account.

5. PRICING SCHEDULE. LN agrees to provide the services requested by Customer and set forth in the attached Schedule A for the fees listed on the attached Schedule A The fees listed on Schedule A may be updated from time to time through any or all of the following methods: online announcements, customer bulletins, emails, notices, announcements in invoices, or published price schedules. LN is not responsible for ensuring delivery of such updates, changes, additions, or deletions to any of its pricing policies that may occur from time to time. All current and future pricing documents are deemed incorporated herein by reference.

6. INTELLECTUAL PROPERTY. Customer agrees that Customer shall not reproduce, retransmit, republish, or otherwise transfer for any commercial purposes the LN Services' information, programs or computer applications. Customer acknowledges that LN (and/or their third-party data providers) shall retain all right, title, and interest under applicable contractual, copyright, and related laws in and to the data and information that they provide. Customer shall use such materials in a manner consistent with LN's interests and notify LN of any threatened or actual infringement of LN's rights.

7. PAYMENT OF FEES. Customer shall be responsible for payment for all services obtained through Customer's user identification names and or numbers ("User ID") after the expiration of a free trial if applicable, whether or not such User ID is used by Customer or a third party, provided access to the User ID is not the result of use by a person formerly or presently employed by LN or who obtains the User ID by or through a break-in or unauthorized access of LN's offices, premises, records, or documents. Customer shall pay to LN the fees incurred for the use of the LN Services, and Customer agrees that it may be electronically invoiced for those fees. Payments shall be received within twenty (20) days of the invoice date. Any balance not timely paid will accrue interest at the rate of eighteen percent (18%) per annum. Customer's obligation to pay invoiced amounts is absolute and unconditional and not subject to any offset, defense or counterclaim.

8. TERM OF AGREEMENT. This Agreement is for services rendered and shall be in full force and effect during such periods of time during which LN is providing services for Customer (the "Term"); provided, however, that any term provided on Schedule A (the "Schedule A Term") shall be considered the Term of this Agreement until the expiration of that Schedule A Term. Upon expiration of any Schedule A Term, this Agreement shall continue in effect for so long as LN is providing services for Customer.

9. TERMINATION. Except where an attached Schedule A provides for a Schedule A Term or otherwise sets forth Customer's minimum financial commitment, either party may terminate this agreement at any time for any reason.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without effect to conflict of law principles. Additionally, any action brought pursuant to Customer's use of the LN Services or pursuant to the terms and conditions of this Agreement shall be brought within the jurisdiction of the courts of Palm Beach County, Florida.

11. ASSIGNMENT. The license granted pursuant to this Agreement to Customer to use the LN Services may not be assigned by Customer, in whole or in part, without the prior written consent of LN. For purposes of this Agreement, a change in control of Customer of twenty percent (20%) or more shall constitute an assignment.

12. WARRANTIES/LIMITATION OF LIABILITY. Neither LN, nor its subsidiaries and affiliates, nor any third-party data provider (for purposes of indemnification, warranties, and limitations on liability, LN, its subsidiaries and affiliates, and its data providers are hereby collectively referred to as "LN") shall be liable to Customer (or to any person claiming through Customer to whom Customer may have provided data from the LN Services) for any loss or injury arising out of or caused in whole or in part by LN's acts or omissions in procuring, compiling, collecting, interpreting, reporting, communicating, or delivering the LN Services. If, notwithstanding the foregoing, liability can be imposed on LN, then Customer agrees that LN's aggregate liability for any and all losses or injuries arising out of any act or omission of LN in connection with anything to be done or furnished under this Agreement, regardless of the cause of the loss or injury, and regardless of the nature of the legal or equitable right claimed to have been violated, shall never exceed One Hundred Dollars ($100.00); provided, however, that such limitation of liability shall not apply to LN's indemnification obligation detailed in Paragraph 13 hereof, and Customer covenants and promises that it will not sue LN for an amount greater than such sum even if Customer and/or third parties were advised of the possibility of such damages and that it will not seek punitive damages in any suit against LN. LN does not make and hereby disclaims any warranty, express or implied, with respect to the LN Services provided hereunder; provided, however, that LN does hereby warrant that LN has complied with the law and applicable third-party data provider contracts in providing the LN Services. LN does not guarantee or warrant the correctness, completeness, merchantability, or fitness for a particular purpose of the LN Services or information provided therein. In no event shall LN be liable for any indirect, incidental, or consequential damages, however arising, incurred by Customer from receipt or use of information delivered hereunder or the unavailability thereof.

13. INDEMNIFICATION. Customer hereby agrees to protect, indemnify, defend, and hold harmless LN from and against any and all costs, claims, demands, damages, losses, and liabilities (including attorneys' fees and costs) arising from or in any way related to use of information received by Customer (or any third party receiving such information from or through Customer) furnished by or through LN. LN hereby agrees to protect, indemnify, defend, and hold harmless Customer from and against any and all costs, claims, demands, damages, losses, and liabilities (including attorneys' fees and costs) arising from or in any way related to its breach of the warranty made in Paragraph 12 hereof regarding authorized provision of the data.

14. SURVIVAL OF AGREEMENT. Provisions hereof related to release of claims, indemnification, use and protection of information and data, payment for the LN Services, Audit, and disclaimer of warranties shall survive any termination of the license to use the LN Services.

15. AUDIT. Customer understands and agrees that in order to ensure compliance with the FCRA, GLBA, DPPA, other similar state or federal laws, regulations or rules, regulatory agency requirements, of this Agreement, and LN's obligations under its contracts with its data providers, LN may conduct periodic reviews of Customer's use of the LN Services and may, upon reasonable notice, audit Customer's records, processes and procedures related to Customer's use, storage and disposal of LN Services and information received therefrom. Customer agrees to cooperate fully with any and all audits and to respond to any such audit inquiry within ten business days. Violations discovered in any review and/or audit by LN will be subject to immediate action including, but not limited to, suspension or termination of the license to use the LN Services, reactivation fees, legal action, and/or referral to federal or state regulatory agencies.

16. EMPLOYEE TRAINING. Customer shall train new employees prior to allowing access to LN Services on Customer's obligations under this Agreement, including but not limited to, the licensing requirements and restrictions under Paragraph 2 and the security requirements of Paragraph 3. Customer shall conduct a similar review of its obligations under this Agreement with existing employees who have access to LN Services no less than annually. Customer shall keep records of such training.

17. ATTORNEYS FEES. The prevailing party in any action, claim or law suit brought pursuant to this Agreement is entitled to payment of all attorneys' fees and costs expended by such prevailing party in association with such action, claim or lawsuit.

18. TAXES. The charges for all LN Services are exclusive of any state, local, or otherwise applicable sales, use, or similar taxes. If any such taxes are applicable, they shall be charged to Customer's account.

19. CUSTOMER CHANGE. Customer shall notify LN immediately of any changes to the information on Customer's Application for the LN Services. LN reserve the right to terminate Customer's access to the LN Services or terminate the license to use the LN Services without further notice upon receipt of any change in Customer's status which in LN's sole discretion would cause Customer to be unable to comply with its obligations under this Agreement.

20. RELATIONSHIP OF PARTIES. None of the parties shall at any time represent that they are the authorized agents or representatives of the others.

21. CHANGE IN AGREEMENT. By receipt of the LN Services, Customer agrees to, and shall comply with, changes to the Restricted License granted Customer in Section 2 herein, changes in pricing, and changes to other provisions of this Agreement as LN shall make from time to time by notice to Customer via e-mail, online "click wrap" amendments, facsimile, mail, invoice announcements, or other written notification. All e-mail notifications shall be sent to the individual named in the Customer Administrator Contact Information section, unless stated otherwise in this Agreement.

22. ENTIRE AGREEMENT. Except as otherwise provided herein, this Agreement constitutes the final written agreement and understanding of the parties and is intended as a complete and exclusive statement of the terms of the agreement, which shall supersede all prior representations, agreements, and understandings, whether oral or written, which relate solely and exclusively to the use of the LN Services. Any new, other, or different terms supplied by the Customer beyond the terms contained herein, including those contained in purchase orders or confirmations issued by the Customer, are specifically and expressly rejected by LN unless LN agrees to them in a signed writing specifically including those new, other, or different terms. The terms contained herein shall supersede and govern in the event of a conflict between these terms and any new, other, or different terms in any contract in which this Agreement is referenced or made a part of. In the event any one or more provisions of this Agreement or any exhibit is held to be invalid or otherwise unenforceable, the enforceability of the remaining provisions shall be unimpaired. All capitalized terms used in these Terms and Conditions that are not defined shall have the meaning given to them in the Application.

                     AUTHORIZATION AND ACCEPTANCE OF TERMS

I HEREBY CERTIFY that I am authorized to execute this Agreement on behalf of the Customer listed above and that the statements I have provided in this Agreement are true and correct. Further, I hereby certify that the Customer agrees to the Terms and Conditions for use of LN Services.

                                        CUSTOMER
                                        Signature     /s/ Robert Christiansen
                                        Print Name    Robert Christiansen
                                        Title         Chief Operating Officer
                                        Dated         3/12/2008 (mm/dd/yy)

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                                   SCHEDULE A
                        ANTI-MONEY LAUNDERING SOLUTIONS
                            (PER USER SUBSCRIPTION)

                                 [Confidential]

                                   SCHEDULE A
                                 BATCH SERVICES

                                 [Confidential]